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
  MERRILL LYNCH & CO.
  FOUR WORLD FINANCIAL CENTER
  NEW YORK, NEW YORK 10080
  (866) 276-1462 (CALL TOLL-FREE)
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                       SIMON PROPERTY ACQUISITIONS, INC.,
                          A WHOLLY OWNED SUBSIDIARY OF
                          SIMON PROPERTY GROUP, INC.,

           HAS INCREASED THE PRICE OF ITS OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             TAUBMAN CENTERS, INC.
                                       TO
                              $20.00 NET PER SHARE

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 14, 2003, UNLESS THE OFFER IS EXTENDED.

                                                                January 15, 2003

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

    We have been engaged by Simon Property Acquisitions, Inc. (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Simon Property Group, Inc. ("SPG Inc."), to act as Dealer Manager in connection with the offer being made by SPG Inc. through the Purchaser to purchase all outstanding shares of common stock, par value $.01 (the "Common Stock" or the "Shares"), of Taubman Centers, Inc., a Michigan corporation, at a price of $20.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 5, 2002 (the "Offer to Purchase") and the Supplement thereto, dated January 15, 2003 (the "Supplement") and in the related revised Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") enclosed herewith. In this context, we hereby request that you please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

    As discussed in the Supplement, the Offer is being amended on the date hereof to (1) increase the offer price to $20.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer and the revised Letter of Transmittal and (2) reflect the fact that SPG Inc., Westfield America, Inc. ("WEA"), and the Purchaser have entered into an Offer Agreement, dated January 15, 2003, which provides, among other things, that (i) all decisions with respect to the Offer shall be made jointly by SPG Inc. and WEA and (ii) if the Offer is consummated, WEA (or its designated assignee) will acquire 50% of the Purchaser (or its designee) at a purchase price equal to 50% of the aggregate Offer Price (as defined in the Offer to Purchase) paid by the Purchaser in the Offer, and SPG Inc. and WEA will jointly control the Shares purchased in the Offer.

    The Offer and withdrawal rights now expire at 12:00 Midnight, New York City time, on Friday, February 14, 2003, unless the Offer is extended.

    EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE SUPPLEMENT AND THE REVISED LETTER OF TRANSMITTAL, ALL OF THE TERMS AND CONDITIONS OF THE OFFER PREVIOUSLY SET FORTH IN THE OFFER TO PUCHASE REMAIN APPLICABLE IN ALL RESPECTS TO THE OFFER, AND THE SUPPLEMENT AND THE REVISED LETTER OF TRANSMITTAL SHOULD BE READ IN CONJUNCTION WITH THE OFFER TO PURCHASE.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF SHARES THAT REPRESENTS, TOGETHER WITH SHARES OWNED BY THE PURCHASER, SPG INC., WEA OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, AT LEAST TWO-THIRDS ( 2/3) OF THE TOTAL VOTING POWER OF TAUBMAN CENTERS, INC., (2) THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT AFTER CONSUMMATION OF THE OFFER NONE OF THE SHARES ACQUIRED BY
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THE PURCHASER SHALL BE DEEMED "EXCESS STOCK" (AS DEFINED IN THE OFFER TO
PURCHASE), (3) FULL VOTING RIGHTS FOR ALL SHARES TO BE ACQUIRED BY THE PURCHASER IN THE OFFER HAVING BEEN APPROVED BY THE SHAREHOLDERS OF TAUBMAN CENTERS, INC. PURSUANT TO THE MICHIGAN CONTROL SHARE ACT (AS DEFINED IN THE OFFER TO PURCHASE), OR THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE PROVISIONS OF SUCH STATUTE ARE INVALID OR OTHERWISE INAPPLICABLE TO THE SHARES TO BE ACQUIRED BY THE PURCHASER PURSUANT TO THE OFFER, AND (4) THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT, AFTER CONSUMMATION OF THE OFFER, THE MICHIGAN BUSINESS COMBINATION ACT (AS DEFINED IN THE OFFER TO PURCHASE) WILL NOT PROHIBIT FOR ANY PERIOD OF TIME, OR IMPOSE ANY SHAREHOLDER APPROVAL REQUIREMENT WITH RESPECT TO, THE PROPOSED SECOND STEP MERGER OR ANY OTHER BUSINESS COMBINATION INVOLVING TAUBMAN CENTERS, INC. AND THE PURCHASER (OR ANY OTHER AFFILIATE OF SPG INC. OR WEA).

    For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

    1.  Supplement dated January 15, 2003;

    2. Revised (gray) Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients;

    3. Revised (beige) Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Shares and all other required documents cannot be delivered to the Depositary, or if the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date;

    4. A printed form of a revised letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. A return envelope addressed to Computershare Trust Company of New York (the "Depositary").

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 14, 2003, UNLESS THE OFFER IS EXTENDED.

    TENDERING SHAREHOLDERS MAY USE EITHER THE ORIGNAL (BLUE) LETTER OF TRANSMITTAL AND THE ORIGINAL (YELLOW) NOTICE OF GUARANTEED DELIVERY PREVIOUSLY DISTRIBUTED WITH THE OFFER TO PURCHASE OR THE REVISED (GRAY) LETTER OF TRANSMITTAL AND THE REVISED (BEIGE) NOTICE OF GUARANTEED DELIVERY.

    SHAREHOLDERS WHO HAVE ALREADY TENDERED SHARES PURSUANT TO THE OFFER AND WHO HAVE NOT WITHDRAWN SUCH SHARES NEED NOT TAKE ANY FURTHER ACTION IN ORDER TO RECEIVE THE INCREASED OFFER PRICE OF $20.00 PER SHARE IF SHARES ARE ACCEPTED FOR PAYMENT AND PAID FOR BY THE PURCHASER PURSUANT TO THE OFFER, EXCEPT AS MAY BE REQUIRED BY THE GUARANTEED DELIVERY PROCEDURE IF SUCH PROCEDURE WAS UTILIZED.

    Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of the Offer as so extended or amended), the Purchaser will purchase, by accepting for payment, and will pay for all Shares validly tendered and not withdrawn on or prior to the Expiration Date as soon as practicable after the Expiration Date. Payment for Shares purchased pursuant to the Offer will, in all cases, be made only after timely receipt by the Depositary of (i) certificates for such Shares, or timely confirmation of a book-entry transfer of such Shares (if such procedure is available) into the Depositary's account at The Depository Trust Company pursuant to the procedures described in Section 3 of the Offer to Purchase and
Section 2 of the Supplement (if and to the extent applicable), (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal.

    The Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager and the Information Agent, as described in the Offer to Purchase) for soliciting tenders

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of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies and other nominees for customary clerical and mailing expenses incurred by them in forwarding the enclosed materials to their customers.

    The Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

    In order to accept the Offer, (i) a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of Shares, and any other required documents, should be sent to the Depositary, and
(ii) either certificates representing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer into the Depositary's account at The Depository Trust Company, all in accordance with the instructions set forth in the Letter of Transmittal and in the Offer to Purchase.

    If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

    Except as otherwise expressly set forth in the Supplement and the revised Letter of Transmittal, all of the terms and conditions of the Offer previously set forth in the Offer to Purchase remain applicable in all respects to the Offer, and the Supplement and the revised Letter of Transmittal should be read in conjunction with the Offer to Purchase.

    Questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the enclosed Supplement. Requests for additional copies of the Offer to Purchase, the Supplement, the Letter of Transmittal and other tender offer materials may be directed to the Information Agent or to brokers, dealers, commercial banks or trust companies.

                                          Very truly yours,
                                          Merrill Lynch, Pierce, Fenner & Smith
                                                  Incorporated

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS WILL CONSTITUTE YOU THE AGENT OF PURCHASER, SPG INC., WEA, THE DEALER MANAGER, TAUBMAN CENTERS, INC., THE INFORMATION AGENT, THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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